SECURITIES  AND  EXCHANGE  COMMISSION

     WASHINGTON  D.C.    20549

     FORM  8-K



     CURRENT  REPORT  PURSUANT  TO  SECTION  13  OR  15(D)  OF
     THE  SECURITIES  EXCHANGE  ACT  OF  1934



                        Date of Report:     May 21, 1998
                        --------------------------------
                     (Date  of  earliest  event  reported)


              Bion  Environmental  Technologies,  Inc.
     -------------------------------------------------
     (Exact  Name  of  Registrant  as  Specified  in  its  Charter




   Colorado                     0-19333                84-1176672
-----------                   -----------             -------------
  (State  of                  (Commission          (I.R.S. Employer
Incorporation)                  File No.)          Identification No.)





      555  17th  Street,  Suite  3310,  Denver,  Colorado  80202
     -----------------------------------------------------------
     (Address  and  Zip  Code  of  Principal  Executive  Offices)






Registrant's  telephone  number  including  area  code:  (303)  294-0750


ITEM  5.          OTHER  EVENTS.
--------          -------------

On May 21, 1998, Bion Environmental Technologies Inc. (the "Registrant") entered into an agreement (the "Agreement") with LoTayLingKyur, Inc. ("LTLK") under which LTLK will make a credit facility available to the Registrant effective May 1, 1998. Under the terms of the Agreement the Registrant may make monthly draws against the credit facility commencing in May 1998 up to the following amounts: $50,000 per month for May through August 1998, $75,000 per month for September through December 1998, $100,000 per month for January through October 1999. The monthly draws are non-cumulative and will only be paid to the Registrant at the Registrant's request. In addition to the monthly draws, which are not permitted to exceed $1,500,000 in the aggregate, an additional $250,000 will be added to the balance in the form of consulting fees that were performed by LTLK for the Registrant. The Agreement further provides that the entire outstanding balance will be due and payable on December 31, 1999. Interest is to be accrued monthly by the Registrant to LTLK at the rate of 1% per month on the outstanding balance of the monthly draws and will be added to the unpaid balance. Prepayment of any amount of the outstanding principal by the Registrant requires the written permission of LTLK. At the option of LTLK, the entire outstanding balance may be converted into restricted and legended common stock of BION at $6.00 per share on or before December 31, 1999. As additional consideration for making this credit facility available to the Registrant, LTLK will be issued one warrant authorizing LTLK to purchase one share of the restricted and legended common stock of BION at a purchase price of $7.50 per share exercisable for a period from date of issue of such warrant and expiring on December 31, 2000 for each $2.00 of principal amount of the Note (no warrants will be issued for interest accumulated on the principal amounts of the Note). A copy of the Agreement is attached to this Report as Exhibit 10.1.


ITEM  7.          FINANCIAL  STATEMENTS  AND  EXHIBITS.
-------           ------------------------------------

10.1            Agreement  effective  May  1,  1998,  with LoTayLingKyur, Inc.




     SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


     BION  ENVIRONMENTAL  TECHNOLOGIES,  INC.



Date:    June  3,  1998                             By:  /s/ M. Duane Stutzman
                                                        ----------------------
M.  Duane  Stutzman,  Chief  Financial  Officer

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     INDEX  TO  EXHIBITS

Financial  Statements  and  Exhibits.
------------------------------------


10.1            Agreement  effective  May  1,  1998,  with LoTayLingKyur, Inc.


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